Exhibit 99.1

Noodles & Company Announces Fourth Quarter and Full Year 2024 Financial Results

BROOMFIELD, Colo., March 6, 2025 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for the fourth quarter and fiscal year ended December 31, 2024, and provided a 2025 business outlook.
Key highlights for the fourth quarter of 2024 compared to the fourth quarter of 2023 include:

•Total revenue decreased 2.0% to $121.8 million from $124.3 million.
•Comparable restaurant sales increased 0.8% system-wide, including a 0.5% increase for company-owned restaurants and a 1.9% increase for franchise restaurants.
•Net loss was $9.7 million, or $0.21 loss per diluted share, compared to net loss of $6.1 million, or $0.14 loss per diluted share.
•Operating margin was (6.0)% compared to an operating margin of (3.7)%.
•Restaurant contribution margin(1) was 11.2% compared to a restaurant contribution margin of 14.7%.
•Six company-owned restaurants closed in the fourth quarter of 2024. One franchise restaurant opened and three franchise restaurants closed in the fourth quarter of 2024.
Key highlights for fiscal year 2024 compared to fiscal year 2023 include:
•Total revenue decreased 2.0% to $493.3 million from $503.4 million.
•Comparable restaurant sales decreased 1.5% system-wide, including a 1.8% decrease for company-owned restaurants and a 0.2% decrease for franchise restaurants.
•Net loss was $36.2 million, or $0.80 loss per diluted share, compared to net loss of $9.9 million, or $0.21 loss per diluted share.
•Operating margin was (5.6)% compared to an operating margin of (1.0)%.
•Restaurant contribution margin(1) was 13.2% compared to a restaurant contribution margin of 14.9%.
•Ten new company-owned restaurants opened and thirteen closed in 2024. Three franchise restaurants opened and seven closed in 2024. The Company sold six restaurants to a franchisee in 2024. The Company had 463 restaurants at the end of 2024, comprised of 371 company-owned and 92 franchise restaurants.
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(1)    Restaurant contribution margin is a non-GAAP measure. A reconciliation of operating income (loss) to restaurant contribution is included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Drew Madsen, Chief Executive Officer of Noodles & Company, remarked, “Fourth quarter earnings reflected an improvement over our third quarter trends driven by a combination of factors, including the rollout of our three new menu items, the promotional offers that we ran during the first two months of the quarter, and the renewed momentum in our third-party delivery channel. We are especially pleased to share that the previously reported improving sales and traffic trends during the fourth quarter of 2024 have accelerated in the first quarter of 2025. Through the first eight weeks of the first quarter of 2025, we have delivered positive traffic and comparable restaurant sales growth over 3%, which is in-line with our expectations for the full quarter. This gives us great confidence that our five strategic priorities to reignite profitable growth are working. Next week we will launch the most substantial phase of our comprehensive menu transformation with the addition of nine new dishes supported by increased marketing investment and a new brand strategy. It is an exciting time for Noodles as the sales improvements we have seen starting in the fourth quarter of 2024 combined with our menu re-launch have set the stage for a transformational 2025.”

Liquidity Update
As of December 31, 2024, the Company had available cash and cash equivalents of $1.1 million and outstanding debt of $103.0 million. As of December 31, 2024, the Company had $19.0 million available for future borrowings under its revolving credit facility.
Business Outlook
The Company is providing the following expectations for the full fiscal year 2025:
•Total revenue of $503 million to $512 million, including mid-single digit comparable restaurant sales growth;
•Restaurant level contribution margins of 12.5% to 14.0%;
•General and administrative expenses of $49 million to $52 million, inclusive of stock-based compensation expense of approximately $3.7 million;
•Depreciation and amortization of $27 million to $29 million;
•Net interest expense of $8 million to $10 million;
•New restaurant openings: two company-owned;
•Restaurant closures: 12 to 15 company-owned restaurants and four franchised restaurants; and
•Capital expenditures of $11 million to $13 million.
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
Key Definitions
Average Unit Volumes — represent the average annualized sales of all company-owned restaurants for a given time period. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. Based on this calculation, temporarily closed restaurants are excluded from the definition of AUV, however restaurants with temporarily reduced operating hours are included. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants. In addition to the factors that impact comparable restaurant sales, AUVs can be further impacted by effective real estate site selection and maturity and trends within new markets.
Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold and changes in per-person spend, calculated as sales divided by traffic.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), gain (loss) on sale of restaurants, severance and executive transition costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) before restaurant impairments, net lease exit costs (benefits), gain (loss) on sale of restaurants, severance and executive transition costs and loss on debt modifications and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.
Conference Call
Noodles & Company will host a conference call to discuss its fourth quarter and fiscal year 2024 financial results on Thursday, March 6, 2025 at 4:30 p.m. EST. The conference call can be accessed live over the phone by dialing 201-389-0920. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13750888. The replay will be available until Thursday, March 20, 2025. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving guests Uncommon Goodness, offering globally inspired flavors and classic comfort dishes. From indulgent Wisconsin Mac & Cheese to craveable Japanese Pan Noodles, Noodles & Company delivers a world of flavor in every bowl. With over 460 restaurants and 7,000 passionate team members, the brand is committed to nourishing and inspiring every guest who walks through its doors. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding expectations with respect to our business strategy and priorities, unit growth and planned restaurant openings, projected capital expenditures, potential volatility through 2024 due to the current high inflationary environment, including the effects on consumer sentiment and behavior, and all of the statements within “Business Outlook.” Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to execute on our strategic priorities; our ability to sustain our overall growth, including, our digital sales growth; our ability to open new restaurants on schedule and cause those newly opened restaurants to be successful; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; the success of our marketing efforts, including our ability to introduce new products and pricing strategies; economic conditions including any impact from inflation, an economic recession or a high interest rate environment; price and availability of commodities and other supply chain challenges; our ability to adequately staff our restaurants; changes in labor costs; our ability to qualify for continued listing on the Nasdaq Global Select Market; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; and consumer reaction to industry related public health issues and health pandemics, including perceptions of food safety. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Revenue:
Restaurant revenue	$119,200	$121,819	$483,097	$492,648
Franchise royalties and fees, and other	2,574	2,501	10,174	10,757
Total revenue	121,774	124,320	493,271	503,405
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	32,469	30,920	123,692	124,102
Labor	38,467	38,982	154,258	157,608
Occupancy	11,381	11,574	46,366	45,925
Other restaurant operating costs	23,518	22,396	95,032	91,559
General and administrative	11,321	13,865	50,824	51,833
Depreciation and amortization	7,081	7,479	29,066	26,792
Pre-opening	121	573	1,543	2,215
Restaurant impairments, closure costs and asset disposals	4,780	3,087	20,268	8,400
Total costs and expenses	129,138	128,876	521,049	508,434
Loss from operations	(7,364)	(4,556)	(27,778)	(5,029)
Interest expense, net	2,323	1,602	8,381	4,803
Loss before income taxes	(9,687)	(6,158)	(36,159)	(9,832)
Provision for (benefit from) income taxes	6	(21)	54	24
Net loss	$(9,693)	$(6,137)	$(36,213)	$(9,856)
Loss per share, combined
Basic	$(0.21)	$(0.14)	$(0.80)	$(0.21)
Diluted	$(0.21)	$(0.14)	$(0.80)	$(0.21)
Weighted average common shares outstanding
Basic	45,692,943	44,955,913	45,465,727	45,863,719
Diluted	45,692,943	44,955,913	45,465,727	45,863,719

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	December 31, 2024	January 2, 2024
Balance Sheet Data
Total current assets	$20,192	$22,624
Total assets	324,648	368,095
Total current liabilities	65,717	67,514
Total long-term debt	100,742	80,218
Total liabilities	330,227	340,935
Total stockholders’ (deficit) equity	(5,579)	27,160

	Fiscal Quarter Ended
	December 31, 2024	October 1, 2024	July 2, 2024	April 2, 2024	January 2, 2024
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	371	377	379	380	380
Franchise restaurants at end of period	92	94	94	89	90
Revenue Data:
Company-owned average unit volumes	$1,310	$1,272	$1,322	$1,253	$1,314
Franchise average unit volumes	$1,292	$1,243	$1,300	$1,223	$1,232
Company-owned comparable restaurant sales	0.5%	(3.4)%	1.3%	(5.7)%	(4.3)%
Franchise comparable restaurant sales	1.9%	(2.9)%	4.7%	(4.5)%	(3.6)%
System-wide comparable restaurant sales	0.8%	(3.3)%	2.0%	(5.4)%	(4.2)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Net loss	$(9,693)	$(6,137)	$(36,213)	$(9,856)
Depreciation and amortization	7,081	7,479	29,066	26,792
Interest expense, net	2,323	1,602	8,381	4,803
Provision for (benefit from) income taxes	6	(21)	54	24
EBITDA	$(283)	$2,923	$1,288	$21,763
Restaurant impairments(1)	2,178	1,747	13,441	2,987
Loss on disposal of assets	1,031	597	3,079	1,979
Lease exit costs, net	546	66	924	396
Gain on sale of restaurants	—	—	(490)	—
Severance and executive transition costs	201	1,368	1,677	1,559
Stock-based compensation expense	339	765	3,680	4,346
Adjusted EBITDA	$4,012	$7,466	$23,599	$33,030
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(1)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.

EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, loss on disposal of assets, net lease exit costs (benefits), gain (loss) on sale of restaurants and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Net loss	$(9,693)	$(6,137)	$(36,213)	$(9,856)
Restaurant impairments(1)	2,178	1,747	13,441	2,987
Lease exit costs, net	546	66	924	396
Gain on sale of restaurants	—	—	(490)	—
Severance and executive transition costs	201	1,368	1,677	1,559
Tax effect of adjustments(2)	46	—	—	—
Adjusted net loss	$(6,722)	$(2,956)	$(20,661)	$(4,914)

Loss per share
Basic	$(0.21)	$(0.14)	$(0.80)	$(0.21)
Diluted	$(0.21)	$(0.14)	$(0.80)	$(0.21)
Adjusted loss per share
Basic	$(0.15)	$(0.07)	$(0.45)	$(0.11)
Diluted	$(0.15)	$(0.07)	$(0.45)	$(0.11)
Weighted average common shares outstanding
Basic	45,692,943	44,955,913	45,465,727	45,863,719
Diluted	45,692,943	44,955,913	45,465,727	45,863,719
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) before restaurant impairments, net lease exit costs (benefits), gain (loss) on sale of restaurants, severance and executive transition costs and loss on debt modification, and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)    Restaurant impairments in all periods presented above include amounts related to restaurants previously impaired.
(2)    The tax impact of the other adjustments is immaterial while the Company has a full valuation allowance and significant net operating losses.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 31, 2024	January 2, 2024	December 31, 2024	January 2, 2024
Loss from operations	$(7,364)	$(4,556)	$(27,778)	$(5,029)
Less: Franchising royalties and fees	2,574	2,501	10,174	10,757
Plus: General and administrative	11,321	13,865	50,824	51,833
Depreciation and amortization	7,081	7,479	29,066	26,792
Pre-opening	121	573	1,543	2,215
Restaurant impairments, closure costs and asset disposals	4,780	3,087	20,268	8,400
Restaurant contribution	$13,365	$17,947	$63,749	$73,454

Restaurant contribution margin	11.2%	14.7%	13.2%	14.9%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.